UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2013

DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32868 (Commission File Number)	52-2319066 (IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee (Address of principal executive offices)	37027 (Zip Code)

Registrant's telephone number, including area code: (615) 771-6701

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective July 26, 2013, Delek Refining, Ltd. ("Delek Refining"), a wholly owned subsidiary of the registrant, Delek US Holdings, Inc. ("Delek US"), completed a transaction (the “Sale”) with Delek Marketing & Supply, LP (“Delek Marketing”), a wholly-owned subsidiary of Delek Logistics Partners, LP (“Delek Logistics”), pursuant to which Delek Refining sold to Delek Marketing a refined products terminal, storage tanks and related assets (collectively, the "Tyler Assets") adjacent to Delek US's Tyler, Texas refinery (the "Tyler Refinery").
Tyler Throughput and Tankage Agreement
In connection with the Sale, Delek Refining and Delek Marketing entered into the Tyler Throughput and Tankage Agreement (the “Tyler Agreement”). Under the Tyler Agreement, Delek Marketing will provide Delek Refining access to and use of the terminal and tanks for Delek Refining's receipt and shipment of products to and from the Tyler Refinery in return for throughput and storage fees based on volume. Under the Tyler Agreement, Delek Refining is obligated to transport an aggregate volume of at least 50,000 barrels of refined products per day across the rack at a throughput fee of $0.35 per barrel (the “Throughput Fee”). Delek Refining is also subject to a monthly storage fee of approximately $850,000 for the right to use of the active shell capacity of the tanks. Delek Marketing is obligated to maintain throughput and storage capacity sufficient to meet these minimum requirements. The initial term of the Tyler Agreement expires on July 26, 2021 and Delek Refining, at its sole option, may extend the term for two renewal terms of four years each.
The foregoing description of the Tyler Agreement is not complete and is qualified in its entirety by reference to the Tyler Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Relationships

Delek US owns a 60.3% limited partnership interest in Delek Logistics and a 98.6% interest in Delek Logistics' general partner, Delek Logistics GP, LLC (“Logistics GP”). Logistics GP owns the entire 2.0% general partner interest and all incentive distribution rights in Delek Logistics. Each of Delek Logistics, Logistics GP, Delek Refining and Delek Marketing are direct or indirect subsidiaries of Delek US. As a result, certain individuals, including officers and directors of Delek US and Logistics GP, serve as officers and/or directors of more than one of such other entities.

Item 8.01	Other Events.
As a result of the Sale, certain amendments were made to the Omnibus Agreement dated November 7, 2012 by and among Delek US and certain of its wholly-owned subsidiaries and Delek Logistics, Logistics GP and certain of Delek Logistics' wholly-owned subsidiaries. The Amended and Restated Omnibus Agreement dated July 26, 2013 is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro Forma Financial Information.
Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

10.1	Tyler Throughput and Tankage Agreement, executed as of July 26, 2013, between Delek Refining, Ltd. and Delek Marketing and Supply, LP.

10.2
Amended and Restated Omnibus Agreement, dated as of July 26, 2013, among Delek US Holdings, Inc., Delek Refining, Ltd., Delek Marketing and Supply, LP, Lion Oil Company, Delek Logistics Partners, LP, Paline Pipeline Company, LLC, SALA Gathering Systems, LLC, Magnolia Pipeline Company, LLC, El Dorado Pipeline Company, LLC, Delek Crude Logistics, LLC, Delek Marketing-Big Sandy, LLC, Delek Logistics Operating, LLC and Delek Logistics GP, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2013	DELEK US HOLDINGS, INC.

By: /s/ Assaf Ginzburg
Name: Assaf Ginzburg
Title: Executive Vice President / Chief Financial Officer

EXHIBIT INDEX

Exhibit No.    Description

10.1	Tyler Throughput and Tankage Agreement, executed as of July 26, 2013, between Delek Refining, Ltd. and Delek Marketing and Supply, LP.

10.2
Amended and Restated Omnibus Agreement, dated as of July 26, 2013, among Delek US Holdings, Inc., Delek Refining, Ltd., Delek Marketing and Supply, LP, Lion Oil Company, Delek Logistics Partners, LP, Paline Pipeline Company, LLC, SALA Gathering Systems, LLC, Magnolia Pipeline Company, LLC, El Dorado Pipeline Company, LLC, Delek Crude Logistics, LLC, Delek Marketing-Big Sandy, LLC, Delek Logistics Operating, LLC and Delek Logistics GP, LLC